CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions "Financial Highlights" in the Pioneer Small Cap Value Fund's (the "Fund") Class A, Class B and Class C Shares and Class R Shares Prospectuses (in Post-Effective Amendment No. 17 to the Fund's Registration Statement)and "Independent Auditors" and "Financial Statements" in the Fund's Class A, Class B, Class C and Class R Shares Statement of Additional Information in Post-Effective Amendment No. 17 to the Fund's Registration Statement, and to the incorporation by reference, in Post-Effective Amendment No. 17, of our report, dated December 31, 2003, on the financial statements and financial highlights of Pioneer Growth Shares in the Annual Report to the Shareowners for the year ended November 31, 2003, all of which are incorporated by reference in Post Effective Amendment No. 17 to the Fund's Registration Statement (Form N-1A, 1933 Nos. 333-18639).

                                                /s/ ERNST & YOUNG LLP


December 7, 2004
Boston, Massachusetts